Exhibit 99.1

FOR IMMEDIATE RELEASE

July 26, 2017

Columbia Banking System Welcomes Randal “Randy” Lund to its Board of Directors

TACOMA, Wash., July 26, 2017 — Columbia Banking System, Inc. (NASDAQ: COLB) (“Columbia”) today announced the appointment of Randy Lund to its Board of Directors. Mr. Lund’s appointment is effective July 26, 2017.

“We are delighted to welcome Randy to our board of directors,” said Mr. Weyerhaeuser. “We are fortunate to add someone with his demonstrated commitment to the economic success of our region, expertise from the financial services industry and with evident community leadership. We look forward to the contribution Randy will make to Columbia.”

Randy Lund has extensive accounting and operational experience with public companies. Mr. Lund’s deep expertise includes the auditing and governance of public companies and regulation of auditors of public companies across several industries, including manufacturing, transportation, automotive and semiconductors. Mr. Lund served as a partner for 37 years with KPMG, one of the world’s leading professional services firms and the fastest growing Big Four accounting firm in the United States. In his role as partner, Mr. Lund was responsible for the audits of financial statements for a wide variety of companies, participated in the development and execution of audit methodology and application of generally accepted accounting principles. He led a number of clients in their initial public offering, secondary offerings and debt offerings, as well as accounting for mergers and acquisitions. Mr. Lund holds vast experience on the application of US GAAP and IFRS for a wide range of issues, including revenue recognition, stock compensation, income taxes, complex debt and equity transactions and acquisition accounting among others. He has held frequent meetings with audit committees and Securities and Exchange Commission Regulators discussing various issues; reviewed and assessed company internal controls and corporate governance functions; designated IFRS partner to serve on IFRS engagements; and served as SEC reviewing/engagement quality control review partner for a wide variety of clients, including Fortune 500 companies.

A resident of Portland, Ore., Mr. Lund earned a B.S. in Accounting from Montana State University. He is a retired CPA in Oregon, a member of American Institute of Certified Public Accountants and a past member of the Oregon Society of Certified Public Accountants, where he was previously a board member. He currently serves as a member of the business advisory committee for Regional Arts and Culture Council in Portland and community member of the Pacific NW College of Art Finance Committee. He was previously involved with the Software Association of Oregon for a number of years, including five years on its Board.

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the eleventh consecutive year, the bank was named in 2017 as one of Puget Sound Business Journal’s “Washington’s Best Workplaces.” Columbia ranked in the top 30 on the 2017 Forbes list of best banks for the fifth year in a row. More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements

This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

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Investor contact:	InvestorRelations@columbiabank.com
253-305-1921

Media contact:	Moira Conlon
Financial Profiles, Inc.
(310) 622-8220